11/26/96

                                     LEASE

                                      from
                             TRIAD EQUITIES, L.L.C.
                   A New Jersey Limited Liability Corporation
                                       to
                               COMMERCE BANK, N.A.

                                    ARTICLE 1
                           Reference Data and Exhibits

1.1 Data

DATE                                        :October 1, 1996
LOCATION OF PREMISES                        :College Drive and Erial Road
                                             Gloucester Township, New Jersey

LANDLORD                                     Triad Equities, L.L.C.
ORIGINAL ADDRESS OF:                         17000 Horizon Way
                                             Suite 200
                                             Mt. Laurel, NJ 08054
TENANT                                       Commerce Bank, N.A.
ORIGINAL ADDRESS OF                          1701 Route 70 East
                                             Cherry Hill, New Jersey
LEASE TERM                                   Twenty Years

ANNUAL FIXED RENT RATE                       Yr.    1 -  5:      $55,000.00
                                                    6 - 10:      $63,250.00
                                                   11 - 15:      $72,737.50
                                                   16 - 20:      $83,698.13

SECURITY DEPOSIT

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                                                                        11/26/96

1.2     Table of Contents

ARTICLE I - Reference Data and Exhibits                                                             PAGE
  1.1 Data ............................................................................................1
  1.2 Table of Contents ...............................................................................2

ARTICLE II - Premises and Term

  2.1 Premises ........................................................................................4
  2.2 Term ............................................................................................4
  2.3 Option to Extend ................................................................................4

ARTICLE III - Improvements

  3.1 Construction of Improvements ....................................................................4
  3.2 Contractor ......................................................................................4
  3.3 Signs ...........................................................................................4

ARTICLE IV - Rent

  4.1 The Rent, Minimum Fixed and Percentage ..........................................................5

ARTICLE V.- Real Estate Taxes

  5.1 Real Estate Taxes ...............................................................................5
  5.2 Taxes ...........................................................................................5
  5.3 Method of Payment ...............................................................................6

ARTICLE VI - Utilities and Services

  6.1 Utilities and Charges Therefore .................................................................6

ARTICLE VI - TENANTS Additional Covenants

  7.1      Affirmative Covenants ......................................................................6

              7.1.1      Use ..........................................................................6
              7.1.2      Compliance with Law ..........................................................7
              7.1.3      Payment of TENANTS Work ......................................................7
              7.1.4      Indemnity and Liability Insurance ............................................7
              7.1.5      LANDLORD'S Right to Enter ....................................................8
              7.1.6      Personal Property at TENANTS Risk ............................................8
              7.1.7      Payment of LANDLORD'S Cost of Enforcement ....................................8
              7.1.8      Yield Up .....................................................................8
              7.1.9      Maintenance ..................................................................8
              7.1.10     Insurance ....................................................................9

  7.2       Negative Comments .........................................................................9
            7.2.1 Overloading, Nuisance, etc ..........................................................9
            7.2.2 Installation, Alteration or Additions ...............................................9

ARTICLE VIII - LANDLORD'S Additional Covenants

  8.1 Warranty on Use .................................................................................9
  8.2 Competing Use ...................................................................................10

ARTICLE I - Casualty or Taking

  9.1 TENANT to Repair or Rebuild in the Event of Casualty ............................................10
  9.2 Right to Terminate in Event of Casualty .........................................................10
  9.3 Eminent Domain ..................................................................................10

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                                                                        11/26/96

                                                                                                      Page
ARTICLE X - Defaults

  10.1     Events of Default ...........................................................................11
  10.2     Remedies ....................................................................................11
  10.3     Remedies Cumulative .........................................................................12
  10.4     LANDLORD'S and TENANTS Right to Cure Defaults ...............................................12
  10.5     Effect of Waivers of Default ................................................................12

ARTICLE XI - Miscellaneous Provisions

  11.1     Assignment, Subletting, etc .................................................................13
  11.2     Notice from One Party to Other ..............................................................13
  11.3     Quiet Enjoyment .............................................................................13
  11.4     Recording ...................................................................................13
  11.5     Acts of God .................................................................................13
  11.6     Waiver of Subrogation .......................................................................14
  11.7     No Accord and Satisfaction ..................................................................14
           11.7.1 ......................................................................................14
           11.7.2 No Accord and Satisfaction ...........................................................14
  11.8     Applicable Law and Construction .............................................................14

ARTICLE XII - Tenants Contingencies

  12.1 Approval Contingencies ..........................................................................15
  12.2 Engineering Tests ...............................................................................15
  12.3 Easements .......................................................................................15

ARTICLE XIII - Net Lease

  13.1 Net Lease .......................................................................................15

ARTICLE XIV-

  14.1 Limitation of Landlord's Liability ..............................................................16
  14.2 Right of First Refusal to Lease .................................................................16
  14.3 Right of First Refusal to Purchase ..............................................................16

ARTICLE XV-

  15.1 Holdover ........................................................................................17

ARTICLE XVI

  16.1 Landlord Environmental Indemnification ..........................................................17
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                                                                        11/26/96

                                   ARTICLE II
                                Premises and Term

        2.1 Premises - LANDLORD hereby leases to TENANT and TENANT hereby leases from LANDLORD, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the premises shown on Exhibit A and described in Exhibit B, both annexed hereto and made a part hereof, together with any and all improvements, appurtenances, rights, privileges and easements befitting, belonging or pertaining thereto.

        2.2 Term - TO HAVE AND TO HOLD for a term beginning at the earlier of
(a) Ninety (90) days (inclusive of the time for objectors to appeal from any approval) after TENANT has obtained the approvals for the construction of the branch bank as set forth in Article 12 (notwithstanding TENANT may not have commenced construction) and continuing for the Lease term unless sooner terminated as hereinafter provided. When dates of the beginning and end of the Lease term have been determined, such dates shall be evidenced by a document in form for recording, executed by LANDLORD and TENANT and delivered each to the other.

        2.3 Option to Extend - So long as TENANT is not in default hereunder, TENANT shall have the right to extend this Lease for four (4) five (5) year terms under the same terms, conditions and provisions as in the original term, at the following rentals:

                          Option Years 1-5: $ 96,195.34
                                      6-10: $110,624.65
                                     11-15: $127,218.34
                                     16-20: $146,301.09

         TENANT shall give written notice of its intention to exercise each extension option not less than Ninety (90) days prior to the expiration of the then current term.

                                   ARTICLE III

                                  Improvements

        3.1 Construction of Improvements - TENANT agrees to construct, at its sole cost, a branch banking facility, pursuant to the attached Site Plan, subject to reasonable approval by LANDLORD of the building plans and specifications.

        3.2 Contractor - TENANT shall have the right to select and approve the contractor to complete the construction, which shall be subject to the approval of the LANDLORD.

        3.3 Signs - TENANT shall have the right to erect such signs as permitted by applicable zoning ordinances within the leased area, or as may be approved by local authority.

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                                                                        11/26/96
                                   ARTICLE IV

         4.1 The Rent, Minimum Fixed - TENANT covenants and agrees to pay rent to LANDLORD at the original address of LANDLORD or such other place as LANDLORD may by notice in writing to TENANT from time to time direct, at the following rates and times,

        (a) TENANT agrees to pay to LANDLORD base annual fixed rent for the Premises in accordance with and in the amount set forth in Paragraph 1.1
"Data". The base annual fixed rent shall be paid in equal monthly installments in advance on the first (1st) day of each month beginning on the Commencement
Date. In addition to the base annual fixed rent, TENANT shall pay as and when the same become due and owing as additional rents, all other Moines provided for in the Lease. It is the parties intention that all charges and assessments charged to or assessed against the Premises shall be the responsibility of the TENANT, such that the Lease shall be "net, net, net" to the LANDLORD, excepting only interest and principal on any mortgage made by the LANDLORD and effecting the Premises.

        (b) For purposes of this Lease, the scheduled increases in the base annual fixed rent shall occur on the first day of the sixth (6th), eleventh (11 th) and sixteenth (16th) years of the Initial Term as same is determined pursuant to paragraph 2.2 and on the first day of the sixth (6th), eleventh
(11th), sixteenth (16th), years of the Option Terms.

         (c) If any installment under this lease is not paid within fifteen (15) days of the time and at the place and in the manner specified, Then LANDLORD may at its option declare TENANT in default.

                                   ARTICLE V

                                Real Estate Taxes

        5.1 Real Estate Taxes - As additional rent, TENANT agrees to pay all taxes levied upon the Premises improvements located on the Premises, the leasehold estate, or any subleasehold estate of any nature including special assessments. The payment by TENANT of all real estate taxes shall commence simultaneously with the rentals hereunder.

        5.2 Taxes - TENANT agrees to pay all taxes levied upon real estate, rents and personal property, including trade fixtures and inventory, kept on the Demised Premises, as well as all taxes levied against the land and the building and Improvements situated thereon during the term of the Lease, after presentation to TENANT by LANDLORD of statements from the taxing jurisdiction which said property is located. TENANT, however, will pay only the lowest discounted amount and will not be required to pay any penalty, interest or cost occurring by reason of LANDLORD'S failure to secure said tax statements in a timely fashion from the taxing authorities.

         LANDLORD may, however, direct the taxing authorities to send the statements directly to TENANT. "In the event LANDLORD directs the taxing authorities to send a statement directly to

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                                                                        11/26/96

TENANT, TENANT shall make all such payments directly to the taxing authority at least ten (10) days before any delinquency and before any fine, interest or penalty shall become due or be imposed by operation of law for their nonpayment.
Further, TENANT shall furnish to LANDLORD within ten (10) days of the date when any tax, assessment or charge would become delinquent, receipts or other satisfactory evidence establishing the timely payment of said taxes or charges."
LANDLORD further agrees that TENANT, in the name of LANDLORD, but at TENANTS sole expense, may protest any assessment before any taxing authority or board or maintain any necessary legal action in reference to said assessment or for the recovery of any taxes paid thereon. Nothing herein contained shall require
TENANT to pay any income or excess profits, taxes assessed against LANDLORD or any corporation, capital stock, or franchise tax imposed upon LANDLORD.

        5.3 Method of Payment - LANDLORD shall give written notice advising
TENANT of the amount of real estate taxes, together with a copy of the tax bill, and TENANT shall pay such amount to LANDLORD within thirty (30) days after receipt of such notice. If this Lease shall terminate during a tax year, TENANT shall pay to LANDLORD a prorated portion of the amount that would have been due for the full tax year based on the number of days of said tax year expired on the date of termination.

                                   ARTICLE VI

                             Utilities and Services

        6.1 Utilities and Charges Therefore - TENANT agrees to pay directly to the authority charged with the collection thereof, all charges for water, gas, electricity, sanitary sewer and sprinkler changes, telephone and other utilities used or consumed in the Premises and shall make its own arrangements for such utilities. In the event any such services cannot be reasonably procured form any public agency, and LANDLORD provides any such services, TENANT shall reimburse
LANDLORD for its proportionate share of any such services used or consumed in the Demised Premises as additional rental.

                                   ARTICLE VII

                          TENANT'S Additional Covenants

        7.1 Affirmative Covenants TENANT covenants at its expense at all times during the Lease term and such further time as TENANT occupies the Premises or any part thereof.

        7.1.1 Use - TENANT shall use and permit the use of the Premises and the improvements to be constructed thereon primarily for the operation of a branch bank, provided that (subject to the other terms and conditions of this Lease), TENANT may at any time use the Premises and the building and other improvements to be constructed thereon, or permit them to be used, for any other lawful commercial purposes. Neither TENANT nor its subtenants, if any, shall commit any nuisance; nor permit the emission

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                                                                        11/26/96

of any objectionable noise or odor; nor bring on, deposit or allow to be brought on or deposited on the Premises any asbestos materials or any other Hazardous
Substance or materials as the same may be defined by Federal, State or local laws, rules, statutes or regulations or in the Environmental Rider annexed hereto, nor use the property in such a manner which negatively effects the reversion.

         7.1.2 Compliance with Law - To make all repairs, alterations. additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority because of TENANT'S use of the Premises; to keep the Premises equipped with all safety appliances so required because of such use; to pay all municipal, county or state taxes assessed against the personal property of any kind owned by or placed in, upon or about the premises by TENANT; and to comply with the orders and regulations of all governmental authorities, as well as all Insurance Carriers and Underwriters.

        7.1.2 (A) TENANT has the right to contest by appropriate judicial or administrative proceeding, without cost or expense to the LANDLORD, the validity or application of any law, ordinance, order, rule, regulation or requirement
("law") which the TENANT legitimately deems invalid and TENANT shall not be in default for failure to comply with such law until the legally permitted time following final determination of TENANT'S contest expires; provided, however, if LANDLORD gives notice of request, TENANT shall first furnish LANDLORD a bond, satisfactory to LANDLORD in form and insurer, guarantying compliance by TENANT with the contested law and indemnifying LANDLORD against all liability that LANDLORD may sustain by reason of TENANT'S failure or delay in complying with the law. LANDLORD may, but is not required to, contest any such law independent of TENANT. On TENANT'S notice of request LANDLORD may join in TENANT'S contest.

        7.1.3 Payment for TENANTS Work - To pay promptly when due the entire cost of any work to the Premises undertaken by TENANT and to bond against or discharge any liens for labor or materials within ten (10) days after written request by LANDLORD; to procure all necessary permits before undertaking such work; and to do all of such work in a good and workmanlike manner, employing new materials of good quality and complying with all governmental requirements.

           7.1 .4 Indemnity and Liability Insurance - To defend with counsel, save harmless and indemnify LANDLORD from all claims or damage to or of any person or property while on the premises unless arising from any omission, fault, negligence or other misconduct of LANDLORD, and from all claims or damage to or of any person or property occasioned by any omission, fault, neglect or other misconduct of TENANT; to maintain in responsible companies qualified to do business in the state in which the premises is located and if good standing therein, public liability insurance covering the premises insuring LANDLORD, as well as TENANT, with limits at least equal to those stated in Section 1.1, workmen's compensation insurance with statutory limits, covering all of TENANTS employees working in the premises, and to deposit promptly with LANDLORD certificates for such insurance and all renewals thereof, bearing the endorsement that the policies will not be canceled until after ten (10) days written

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                                                                        11/26/96

notice to LANDLORD. TENANTS obligations hereunder may be satisfied through a blanket insurance policy covering other interests of the TENANT.

        7.1.5 LANDLORD'S Right to Enter - To permit LANDLORD and its agents to examine the premises at reasonable times and to show the premises to prospective purchasers and lenders, provided such entry shall not unreasonably interfere with TENANTS occupancy or conducts of its business in the demised Premises.

        7.1.6 Personal Propedy at TENANTS Risk - That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of TENANT and of all persons claiming under TENANT, that may be on the Premises, shall be at the sole risk and hazard of TENANT, and if the whole or any part thereof shall be destroyed or damaged by fire, water, or otherwise, or by the leakage or bursting of water pipes, steam pipes or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by LANDLORD, except that LANDLORD shall in no event be indemnified or held harmless or exonerated from any liability resulting from its sole negligence, failure to perform any of its obligations under this Lease or to any extent prohibited by law.

        7.1.7 Payment of LANDLORD'S Cost of Enforcement - To pay on demand
LANDLORD'S expenses, including reasonable attorney's fees, incurred in enforcing any obligation of TENANT under this Lease or in curing any default by TENANT under this Lease as provided in Section 10.4, provided LANDLORD shall prevail in any judicial proceedings in respect to such enforcement.

        7.1.8 Yield Up - At the expiration of the Lease term or earlier termination of this Lease; TENANT shall remove all trade fixtures and personal property, to repair any damage caused by such removal, to remove all TENANTS signs wherever located and to surrender all keys to the Premises and yield up the Premises, broom clean and in the same good order and repair in which TENANT is obligated to keep and maintain the Premises by the provisions of this Lease, reasonable wear and tear and insured damage by fire, casualty, or taking excepted. Any property not so removed shall be deemed abandoned unless TENANT shall notify LANDLORD in writing of reasonable efforts being made by TENANT to immediately remove such remaining property and assests, and may be removed and disposed of by LANDLORD in such manner as LANDLORD shall determine, without any obligation on the part of LANDLORD to account to TENANT for any proceeds there from, all of which shall become the property of LANDLORD. Any holdover by TENANT will not be deemed an extension of this Lease, and TENANT shall indemnify
LANDLORD against all losses and damages from a failure to surrender.

        7.1.9 Maintenance~ Throughout the term, TENANT shall, at TENANTS sole cost and expense maintain the Premises and all Improvements thereon in good condition and repair, ordinary wear and tear excepted, and in accordance with all applicable laws, rules, ordinances, orders and regulations of (1) Federal, State, county, municipal, and other governmental agencies and bodies having or claiming

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jurisdiction and all of their respective departments, bureaus and officials; (2)
the insurance underwriting board or insurance inspection bureau having or claiming jurisdiction; and (3) all insurance companies insuring all or any part of the Premises or the Improvements located thereon, or both. except as provided below and subject only to the provisions of Paragraph 9.2, TENANT shall promptly and diligently repair, restore and replace as required to maintain the Premises and the improvements in the condition set forth above, or to remedy all damage to or destruction of all or any part of the Improvements.

        (A) The completed work of maintenance, compliance, repair, restoration or replacement shall be equal in value, quality, and use to the condition of the Improvements before the event giving rise to the work, unless otherwise provided for in this Lease. LANDLORD shall not be required to furnish any services or facilities or to make any repairs or alterations of any kind in or upon or on the Premises. LANDLORD'S election to perform any obligations of the TENANT under this provision on TENANT'S failure or refusal to do so shall not constitute a waiver of any right or remedy for TENANT'S default and TENANT shall promptly reimburse, defend and indemnify LANDLORD against all liability, loss, cost and expense arising from it.

         7.1.10 Insurance - TENANT shall maintain in full force and effect, at its own cost, full replacement cost coverage insurance covering the demised premises (and all improvements for the full insurable value) against loss or damage by fire or casualty, with the usual extended coverage endorsements, together with endorsements protecting against loss or damage resulting from malicious mischief, sprinkler leakage and vandalism all in amounts not less than replacement value above foundation walls. All insurance policies shall name the LANDLORD as its interest may appear.

         7.2 Negative Covenants - TENANT covenants at all times during the lease term and such further times as TENANT occupies the Premises or any part thereof.

         7.2.1 Overloading, Nuisance, etc, - Not to injure, overload, deface or otherwise harm the Premises; not commit any nuisance; nor make any use of the premises which is improper, offensive or contrary to any law or ordinance.

         7.2.2 Installation, Alteration or Additions - Not to make any installations, alterations or additions (except only the installation of fixtures necessary for the conduct of its business), without on each occasion obtaining prior written consent of LANDLORD, LANDLORD'S consent not to be unreasonably withheld. No consent shall be required for nonstructural alterations not exceeding $100,000.00 in cost.

                                  ARTICLE VIII

                         LANDLORD'S Additional Covenants

        8.1 Warranty on Use - LANDLORD warrants and represents that at the commencement of construction it will be the Owner in Fee of the Land shown on Exhibit "A" and described in Exhibit "B";. LANDLORD has no knowledge of and TENANT requires that there be no zoning regulations, restrictive

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agreements, leases or other instruments which prevent the use of the Premises for the purpose intended herein, nor otherwise conflict with any of the provisions of this Lease. TENANTS sole and conclusive remedy for a beach of this warranty shall be its right, at its election, to terminate the lease prior to commencement of construction.

        8.2 Competing Use - During the term of this Lease, provided TENANT is not in default, LANDLORD agrees not to lease or sell any portion of the project, of which the leased premises is a part, to a commercial bank, savings bank, savings and loan or credit union.

                                   ARTICLE IX

                               Casualty or Taking

        9.1 TENANT to Repair or Rebuild in the Event of Casualty - In case the
Premises or any part thereof shall be damaged or destroyed by fire or other casualty, taken (which term or reference to eminent domain action generally, for the purposes of this article shall include as sale in lieu of the exercise of the right of eminent domain ) or ordered to be demolished by the action of any public authority in consequence of a fire or other casualty, this Lease shall, unless it is terminated as provided below in Section 9.2 or 9.3, remain in full force and effect, and TENANT shall, at its expense, proceed with all reasonable dispatch, to repair or rebuild the improvements, or what may remain thereof, so as to restore them as nearly as practicable to the condition they were in immediately prior to such damage or destruction.

        9.2 Right to Terminate in Event of Casualty - In case of any damage or destruction occurring in the last five years of the original term of this Lease or during any extension of the term, to the extent of 50% or more of the insurable value of the building, TENANT may at its option, to be evidenced by notice in writing given to the LANDLORD within seven (7) days after the occurrence of such damage or destruction, in lieu of repairing or replacing the Building, elect to terminate this Lease as of the date of said damage or destruction. In the event the TENANT shall so terminate the lease all insurance proceeds allocated to the Premises shall become the property of the LANDLORD.

        9.3 Eminent Domain - If the whole, or any part of the demised premises shall be taken or condemned by any competent authority for any public use or purpose during the term of this lease, TENANT reserves unto itself the right to prosecute its claim for an award based upon its leasehold interest for such taking, without impairing any rights of LANDLORD for the taking of or injury to the reversion.

                In the event that a part of the demised premises shall be taken or condemned that (a) the part so taken includes the building on the demised premises or any part thereof or (b) the part so taken shall remove from the premises 20% or more of the front depth of the parking areas thereof or (c) the part so taken shall consist of 25% or more of the total parking area or (d) such partial taking shall result in cutting off direct access from the demised premises to any adjacent public street or highway, then and in any such event, the TENANT may at any time either prior to or within a period of sixty (60) days after the

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date when possession of the premises shall be required by the condemning authority elect to terminate this Lease or, if any option to purchase the premises is conferred upon the TENANT by any other provision of this Lease, may as an alternative to such termination of this Lease elect to purchase the demised premises in accordance with such purchase option, except that there shall be deducted from the purchase price to be paid for the premises all of the LANDLORD'S award from the condemnation proceeding. In the event that TENANT shall fail to exercise any such option to terminate this Lease or to purchase the premises or in the event that a part of the demised premises shall be taken or condemned under circumstances under which the TENANT will have no such option, then and in either such event the LANDLORD shall, with reasonable promptness, make necessary repairs to and alterations of the improvements on the demised premises for the purpose of restoring the same to an economic architectural unit, susceptible to the same use as that which was in effect immediately prior to such taking, to the extent that may have been necessary by such condemnation, subject to a pro-rata reduction in rental. Any dispute resulting from Section 9.3 of this Lease shall be submitted to the American
Arbitration Society, whose decision shall be binding on the parties hereto.

                                    ARTICLE X

                                    Defaults

         10.1 Events of Default - If (a) TENANT shall default in the performance of any of its obligations to pay rent or additional rents hereunder and if such default shall continue for (10) days after written notice from LANDLORD designating such default or if within thirty (30) days after written notice from LANDLORD to TENANT specifying any other non-monetary default or defaults, TENANT has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) any assignment shall be made by TENANT for the benefit of creditors, or (c) if TENANTS leasehold interest shall be taken on execution, attached, levied upon or
(d) if a petition is filed by TENANT for adjudication as a bankrupt, or for reorganization or an arrangement under any provision of the Bankruptcy Act as then in force and effect, or (e) if an involuntary petition under any of the provisions of said Bankruptcy Act is filed against TENANT and such involuntary petition is not dismissed within sixty (60) days thereafter, then, and in any of such cases, LANDLORD lawfully may exercise all defaults rights available to it under law, including repossession of the leased property, termination of the lease, acceleration of all future rental payments, and such other rights as may be lawfully permitted.

         10.2 Remedies - In the event that this Lease is terminated under any of the provisions contained In Section 10.1 or shall be otherwise terminated for breach of any obligation of TENANT, TENANT covenants to pay punctually to LANDLORD all the sums and perform all the obligations which TENANT covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated so long as such obligations shall have not been

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                                                                        11/26/96

rendered unnecessary or impossible of performance by the subsequent re-letting or other occupancy permitted by LANDLORD. In calculating the amounts to be paid by TENANT under the foregoing covenant, TENANT shall be credited with the net proceeds of any rent or the value of other considerations obtained by LANDLORD by re-letting the Premises, after deducting all LANDLORD'S expenses in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the premises for such re-letting, it being agreed by TENANT that LANDLORD may
(i) re-let the Premises or any part or parts thereof, for a term or terms which may at LANDLORD'S option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Lease term, and (ii) make such alterations, repairs and decorations in the Premises as LANDLORD in its sold judgment considers advisable or necessary to re-let the same.

         Nothing contained in this Lease shall, however, limit or prejudice the right of LANDLORD to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amounts of the loss or damages referred to above.

         10.3 Remedies Cumulative - Any and all rights and remedies which LANDLORD may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

         10.4 LANDLORD'S and TENANTS Right to Cure Defaults - LANDLORD may, but shall not be obligated to, cure at any time, following ten (10) days prior written notice to TENANT, except in cases of emergency when no notice shall be required, any default by TENANT under this Lease; and whenever LANDLORD so elects, all costs and expenses incurred by LANDLORD, including reasonable attorney's fees, in curing a default shall be paid by TENANT to LANDLORD as additional rent on demand. TENANT shall have a like right to cure any default of LANDLORD, and TENANT may reimburse itself for the cost thereof out of succeeding rental payments.

         10.5 Effect of Waivers on Default - No consent or waiver, express or implied, by either party to or of any breach of any covenants, conditions or duty of the other shall be construed as a consent or waiver to or of any other breach of the same of any other covenant, condition or duty.

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                                                                       11/26/96

                                   ARTICLE XI
                            Miscellaneous Provisions

         11.1 Assignment. Subletting, etc. - Consent shall not be required for any assignment, transfer or subletting. Upon assignment in accordance with the foregoing, the TENANT shall remain liable for the full and faithful performance of the lease and all its terms and conditions.

         11.2 Notice from One Party to the Other - Any notice from LANDLORD to
TENANT or from TENANT to LANDLORD shall be deemed duly served if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed, if to TENANT, at the original address of TENANT or such other address as TENANT shall have last designated by notice in writing to LANDLORD, and if to LANDLORD, at the original address of LANDLORD or such other address as LANDLORD shall have last designated by notice in writing to TENANT.

         11.3 Quiet Enjoyment - LANDLORD agrees that upon TENANT'S paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, TENANT shall and may peaceably and quietly have, hold and enjoy the Demised Premises during the Lease term without any manner of hindrance or molestation from LANDLORD or anyone claiming under LANDLORD, subject to the covenants and conditions of this Lease.

         11.4 Recording - TENANT agrees not to record this Lease, but each party hereto agrees on request of the other, to execute a Notice or Short Form of this Lease in recordable form in compliance with applicable statutes, and reasonably satisfactory to LANDLORDS and TENANT'S attorneys. In no event shall such document set forth the rental or other charges payable by TENANT under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. In the event LANDLORD and/or TENANT believe that the Lease has been lawfully terminated, abandoned or otherwise of no force and effect and the other party will not voluntarily execute a Discharge of Memorandum of Lease, the party seeking the Discharge of Memorandum of Lease may move summarily before the Superior Court of New Jersey for a determination of whether or not the Memorandum of Lease should be discharged. The other party consents to the jurisdiction of the Superior Court of New Jersey and agrees to proceed in a summary manner. It is expressly understood and agreed that in addition to the relief provided herein, the parties will have such additional cumulative remedies as are available to it at law or in equity for damages suffered by reason of a wrongful refusal to execute and deliver a Discharge of Memorandum of Lease.

         11.5 Acts of God - In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time".

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                                                                        11/26/96

        11.6 Waiver of Subrogation - All insurance which is carried by either party with respect to the Demised Premises, whether or not required, shall include provisions which either designates the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party. Each party shall be entitled to have duplicates or certificates of any policies containing such provisions,. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions.

         11.7 Rights of Mortgagee and Subordination

         11.7.1 This Lease is subject and is hereby subordinated to all present and future mortgages, deeds of trust, and other encumbrances affecting the Premises or the property of which said Premises are a part; provided, however, that an agreement or instrument affecting such subordination shall be executed by the mortgagee or other Lender, be recorded with such mortgage or other security agreement, and a copy delivered to the TENANT and contain provisions, to the effect that (i) so long as TENANT observes the terms and provision of the Lease and notwithstanding the Lease may be foreclosed, TENANT will not be effected or disturbed by the mortgagee in the exercise of any of its rights under the mortgage or other security agreement, or the bond, note or debt secured thereby; (ii) in the event the mortgagee comes into possession or ownership of the Premises by foreclosing or otherwise, TENANTS use, occupancy and quiet enjoyment of the Premises shall not be disturbed by any such proceedings; (iii) in the event the Premises are sold or otherwise disposed of pursuant to any right or power contained in the mortgage or other security agreement, or the bond or note secured thereby, or as a result of proceedings thereon, the purchaser shall take title subject to this Agreement of Non
Disturbance, and all of the rights of TENANT hereunder, (iv) in the event the buildings and improvements upon the Premises are damaged by fire and other casualty, for which loss the proceeds payable under any insurance policy or policies are payable to the mortgagee, such insurance funds, when paid, shall be made available for the purpose of repair and restoration as provided in this Lease; and (v) the agreement shall be binding upon the LANDLORD, mortgagee and their respective heirs, executors, administrators, successors and assigns. The
TENANT agrees to execute, at no expense to the LANDLORD, any instrument which may be deemed necessary or desirable by the LANDLORD to further effect the subordination of this lease to any such mortgage, deed of trust or encumbrance.

         11.7.2 No Accord and Satisfaction -No acceptance by LANDLORD of lesser sum than the rent or any other charges then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or nay letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and LANDLORD may accept such check or payment without prejudice to LANDLORD'S right to recover and balance of such installments or pursue any other remedy in this Lease provided.

         11.8 Applicable Law and Construction - This Lease shall be governed by and construed in accordance with the laws of the state in which the premised is located, and if any provisions of this Lease

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                                                                        11/26/96

shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between LANDLORD and TENANT affecting this Lease. This Lease maybe amended only by instruments in writing executed by LANDLORD and TENANT. LANDLORD shall not be deemed in any way or for any purpose, to have become, by the execution of this Lease or any action taken thereunder, a partner of TENANT in it business or otherwise a joint venture or member of any enterprises of TENANT. The titles of the several
Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words'LANDLORD and TENANT' appearing in this Lease shall be construed to mean those names above in their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively.

                                   ARTICLE XII

                              Permits and Approvals

         12.1 TENANT'S Obligations - The obligations of TENANT hereunder are contingent upon TENANT securing on or before December 31, 1994 the following approvals:

         A. All State and Federal regulatory approvals for the construction and operation of a branch bank.

         B. All municipal and governmental approvals required for the construction of TENANT'S proposed building other than the issuance of a building permit. ("Permit and Approvals")

         12.2 Approvals In the event TENANT has not obtained its Permits and Approvals on or before December 31, 1996, and TENANT has not waived the contingencies of Permits and Approvals, TENANT will be entitled to One (1) extension of time of sixty (60) days until February 28, 1997 to obtain the Permits and Approvals; provided full and complete applications for all necessary permits and approvals are then pending, all notice requirements have been satisfied and at least one hearing has been held on each of the permits and applications for approvals.

         12.3 Easements- TENANT shall have absolutely no right to grant any easements with regard to the Premises other than such easements to public entities or public service corporations for the purpose of serving only the Premises, rights-of-way or easements on or over the Premises for poles or conduits, or both, for telephone, electricity, water, sanitary or storm sewers or both and for other utilities and municipal or special district services.

                                  ARTICLE XIII

                               Net, Net, Net Lease

         13.1 Net, Net, Net Lease- It is the intention of LANDLORD and TENANT that the rental herein specified shall be net to LANDLORD in each lease year, that all costs, expenses, and obligations of every

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                                                                        11/26/96

kind relating to the premises which may arise during the term of this lease shall be paid by TENANT, and that LANDLORD shall be indemnified by TENANT against any such costs, expenses, and obligations.

                                   ARTICLE XIV

          14.1 Limitation of Landlord's Liabilily- TENANT shall look solely to the estate and property of LANDLORD in the Premises, in all events subject to the prior rights of any and all mortgagees, for the collection of any judgment, claim or demand (or any other judicial process) requiring the payment or expenditure of money by LANDLORD in the event of any uncurled default or breach by LANDLORD with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by TENANT, and no other assets of LANDLORD or any one or more of the principals of LANDLORD shall be subject to execution or other process or procedure for the satisfaction of TENANT'S remedies.

          14.2 Right of First Refusal to Lease - If during the term of this Lease or within one hundred eighty (180) days before its conclusion, LANDLORD shall desire to accept a bona fide offer received by it to lease any part of the Premises effective at the conclusion of this Lease and all options, LANDLORD shall notify TENANT of such a desire in the manner provided in this Lease for the giving of notice, and TENANT shall have the right of first refusal to lease said Premises within ten (10) days upon the terms contained in the notice. This provision shall only be effective after the termination, expiration or conclusion of the original lease term and all options, and shall not affect the Premises during the term of this Lease.

          14.3 Right of First Refusal to Purchase - TENANT shall have the right of first refusal to purchase the Demised Premises as hereinafter set forth. If at any time during the term as extended, LANDLORD shall receive a bona fide offer from a third person for the purchase of the Demised Premises, which offer
LANDLORD shall promptly deliver to TENANT a copy of such offer, and TENANT may, within fifteen (15) days thereafter, elect to purchase the Demised Premises on the same terms as those set forth I such offer, excepting that TENANT shall be credited against the purchase price to be paid by TENANT, with a sum equal to the amount of any brokerage commission, if any, which LANDLORD shall save by a sale to TENANT. If LANDLORD shall receive an offer for the purchase of the Demised Premises, which is not consummated by delivering a deed to the offerer, the TENANTS right of first refusal to purchase shall remain applicable to subsequent offers. If LANDLORD shall sell the Demised Premises, after a failure of TENANT to exercise its right of first refusal, such shall be subject to the Lease and shall continue to be applicable to subsequent sales of the Demised
Premises. Not withstanding the foregoing, TENANT'S right of first refusal shall not apply or extend to any sales or transfers between LANDLORD and any affiliates in which the principals of the LANDLORD are the majority shareholders to any family trusts or to the heirs of the principals of LANDLORD. LANDLORD shall be entitled to net the same amount under any right of first refusal exercise.

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                                                                        11/26/96

                                   ARTICLE XV

          15.1 Holdover- In the event that TENANT continues in use and occupancy and holds over in possession of the Premises after the expiration of the Initial
Term or, properly exercised, the Option Term, in addition to all other damages to which LANDLORD may be entitled, the monthly rent during the period of holdover shall be in a sum equal to double the amount of the monthly installment of base annual fixed rent during the last month of the term which has just expired. Said holdover rent shall be in addition to all additional rents for which the TENANT shall be responsible during the holdover period.

                                   ARTICLE XVI

                              Environmental Matters

16.1 A. LANDLORD represents, warrants and covenants as follows:

         (1) LANDLORD represents and warrants that any handling, transpiration, storage, treatment or usage of hazardous or toxic substances (as defined by any applicant government authority hereinafter being referred to as "Hazardous
Materials") that has occurred or will occur on the Demised Premises shall be in compliance with all applicable federal, state and local laws, regulations and ordinances. TENANT represents and warrants that any handling, transportation, storage, treatment or usage of Hazardous Materials by TENANT at the Demised
Premises shall be in compliance with all applicable federal, state and local laws. LANDLORD further represents and warrants that no leak, spill, discharge, emission or disposal of Hazardous Materials has occurred or will occur on the Demised Premises and that the soil, groundwater, soil vapor on or under the Demised Premises is or will be free of Hazardous Materials as of the date hereof;

         (ii) LANDLORD has disclosed or will disclose to TENANT, and provide to tenant, all accounts and complete copies of all information, data, documents, reports, notices, and other materials whether in draft form or final form, exclusive of duplication, regarding Substances, at, on, in or under the Premises or any property adjacent to or in the vicinity of the Premises which may impact the Premises (the "Reports"), including all Reports in LANDLORD'S al or constructive possession or control, whether prepared for LANDLORD or for others, and all other Reports of which LANDLORD has or should have knowledge after due inquiry;

         (iii) Except as set forth in writing in the Reports which have been disclosed to TENANT, if any, LANDLORD has no actual knowledge of any Release or threatened Release of Substances, at, on, in or under the Premises, or any property adjacent to or in the vicinity-of the Premises which may impact the Premises. LANDLORD shall promptly notify TENANT in writing if LANDLORD obtains any such knowledge after the date hereof and shall promptly deliver to TENANT copies of all Reports which LANDLORD obtains, or of which LANDLORD obtains knowledge, after the date hereof,

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                                                                        11/26/96

         (iv) Except as previously disclosed to TENANT in writing by LANDLORD, LANDLORD has no actual knowledge that there are not now, and have never been, any underground storage tanks (including but not limited to underground storage tanks for the storage or petroleum or petroleum products) (A) at the Premises or, (B) to the best of LANDLORD'S knowledge, information and belief after due inquiry, on any property adjacent to the Premises; and

         (v) LANDLORD has no actual knowledge that there are wells or septic tanks on the Premises which serve or have at any time served the Premises; no wells or septic tanks on the Premises which serve or have at any time served any other property; and no wells or septic tanks on any other property which serve or have at any time served the Premises except as provided above.

        (B) LANDLORD Indemnification:

         The representations, warranties and covenants of the Section are continuing. If at any time of the representations, warranties or covenants made by LANDLORD in this Section shall become untrue or are breached to the knowledge of LANDLORD, then LANDLORD shall immediately notify TENANT of the facts that render such representations, warranties or covenants untrue or breached.
LANDLORD shall immediately notify TENANT of any audit, inquiry, test, investigation, claim or enforcement proceeding relating to the Premises or by or against LANDLORD involving any Release or threatened Release. Within five (5) business days after receipt by LANDLORD, LANDLORD shall provide TENANT the results of any audit, inquiry or investigation regarding Substances at, on, in or under the Premises or any property adjacent to or in the vicinity of the Premises that may impact the Premises. LANDLORD shall indemnify, defend, and hold harmless TENANT (and its employees, agents, officers, directors, successors, assigns) from all claims, actions, suits, proceedings, judgments, losses, costs, damages, penalties, fines, liabilities, it being understood that LANDLORD shall defend any such claims set forth at LANDLORD'S sole cost and direction (including, without limitation, reasonable attorney's fees and consultants' fees, investigation, engineering, and laboratory fees, court costs and litigation expenses, including experts' fees) ("Claims") directly or indirectly resulting from, arising out of, or based upon a Release or threatened
Release of Substances at, on, in or under Premises (including, without limitation, Releases originating or emanating from any property adjacent to or in the vicinity of the Premises that may impact the Premises or from groundwater) or the violation of any Environmental Laws, or under or on account of the Environmental Laws. This indemnity shall include without limitation, (A) any damage, liability, fine penalty or punitive damage arising from or out of any claim, action, suit or proceeding for personal injury (including, without limitation, sickness, disease, or death or fear of same), tangible property damage, nuisance, pollution, contamination, leak, spill, release, or other effect on the environment, and (B) at LANDLORD'S direction, the cost of any required, necessary or appropriate response, investigation, repair, clean-up, treatment, removal, redemption, or detoxification or the Premises or other properties affected by such Release or threatened Release, and the preparation and implementation of any other required, necessary or appropriate actions in connection with the Premises or other properties affected by such Release or

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                                                                        11/26/96

threatened Release. Notwithstanding anything to the contrary contained herein, LANDLORD shall not be liable to TENANT for indemnification with regard to any claims relating to a Release or threatened Release at the Premises that is caused by TENANT. Upon the occurrence of a Release of threatened Release (other than Releases caused by TENANT), whether or not the same originates or emanates form the Premises or any adjacent property for form groundwater, LANDLORD shall at LANDLORD'S sole cost and expense promptly, and in any event within thirty
(30) days after the occurrence of the Release, commence and diligently pursue any and all lawful actions as are necessary or advisable (including any necessary of advisable investigation, repair, clean-up, treatment, or appropriate response, redemption, or detoxification) in order to abate the Release or threatened Release, remove the Substances, and minimize, mitigate and remedy nay resulting environmental harm, regardless or whether such abatement, removal, minimization, mitigation or redemption is required by the Environmental
Laws and regardless or whether such actions are required by any governmental authority. If LANDLORD shall fail to comply with any of the requirements of the preceding sentence, or any of the requirements of the Environmental Laws, within any applicable time period, TENANT may, in addition to TENANT'S other rights under this Lease, terminate this Lease by written notice to LANDLORD.

                C. Phase I Environmental Survey:

                    A condition precedent to this Lease shall be TENANT'S satisfactory review of the report (the "Phase I Environmental Survey") on the environmental condition of the land on which the Demised Premises is located.
LANDLORD agrees to provide TENANT with a Phase I Environmental Survey of the land on which the Demised Premises is located. In the event that TENANT shall discover in its review of the Phase I Environmental Survey that any Hazardous
Materials may be present in the soil, groundwater or soil vapor on or under the Demised Premises, TENANT may, upon written notice to LANDLORD within ten (10) days after the date TENANT received the Phase I Environmental Survey, terminate this Lease.

                D. Rent Abatement:

                    If during the term of this Lease any governmental authority requires the redemption of hazardous Materials from the Demised Premises or the Shopping Center and such redemption substantially affects TENANT'S business operations, then TENANT shall be entitled to an equitable abatement of rent form the date such interference or safety hazard occurs to the date such interference and safety hazard are not longer present

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                                                                       11/26/96

         16.2 TENANT agrees to indemnify LANDLORD and its officers, employees and agents harmless from any claims, judgments, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including attorney's fees, consultant's fees and expert's fees which arise during or after the Primary Term or any Renewal Term in connection with the presence of toxic or Hazardous Substances in the soil, ground water or soil vapor on or under the Demised Premises to the extent such presence is caused by the acts of TENANT, its officers, employees and agents.

                                       20

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                                                                        11/26/96

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this day and year first written above

                                       COMMERCE BANK, N.A.

                                       BY: /s/ Thomas H. Arasz
Attest:                                    Thomas H. Arasz
Assistant Secretary                        Senior Vice President/
                                           Real Estate Office

                                       TRIAD EQUITIES, L.L.C.

                                       BY: /s/ John P. Silvestri
Attest:                                   John P. Silvestri, Managing Partner

                                       21